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                         Consent of Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 107 to the Registration Statement (Form N-1A) (No.2-13017) of Delaware Group Equity Funds II, Inc. of our report dated January 6, 1997, included in the 1996 Annual Report to Shareholders of Decatur Income Fund and Decatur Total Return Fund.


                                        /s/ ERNST & YOUNG LLP
                                        -------------------------------------
                                        ERNST & YOUNG LLP


Philadelphia, Pennsylvania
February 18, 1997